Exhibit (d)(3)(ii)

Revised Schedule A to

Portfolio Management Agreement

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
Allianz RCM Global Water Fund	0.4266%	03/31/2008
Allianz RCM Global EcoTrendsSM Fund	0.4266%	03/31/2008
Allianz RCM All Horizons Fund	0.474%	07/15/08
Allianz RCM International Opportunities Fund	0.395%	07/15/08

[Signature page follows]

Portfolio Management Agreement

IN WITNESS WHEREOF, RCM CAPITAL MANAGEMENT LLC and ALLIANZ GLOBAL INVESTORS ADVISORY GMBH have each caused this Schedule A to Portfolio Management Agreement to be signed on its behalf by its duly authorized representative, on this 8th day of July, 2008.

RCM CAPITAL MANAGEMENT LLC		ALLIANZ GLOBAL INVESTORS
ADVISORY GMBH

By:	/s/ Robert Goldstein	By:	/s/ Dr. Martin Scholz
Name:	Robert Goldstein	Name:	Dr. Martin Scholz
Title:	Chief Operating Officer	Title:	Managing Director

Accepted and agreed to as of the	By:	/s/ Peter Vogel
day and year first written above:	Name:	Peter Vogel
	Title:	Managing Director

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Andrew J. Meyers
Name:	Andrew J. Meyers
Title:	Managing Director and COO

Portfolio Management Agreement